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                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF

                                 FAROUDJA, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is FAROUDJA, INC.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article IV:

                                   ARTICLE IV

          The Corporation is authorized to issue two classes of stock, designated, respectively, Common Stock and Preferred Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock, par value $.001 per share, and five million (5,000,000) of which shall be Preferred Stock, par value $.001 per share, issuable in one or more series.

          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

     3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on August 12, 1997.


                              /s/ Michael Hoberg
                              ------------------------------------------------
                              Michael Hoberg, Vice President-Finance and Chief Financial Officer

                                       RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                                    FAROUDJA, INC.


MICHAEL MOONE and YVES FAROUDJA certify that:


1. They are the President and Secretary, respectively, of FAROUDJA, INC., a Delaware corporation.

2. The Certificate of Incorporation of this corporation is amended and restated to read as follows:

                                      ARTICLE I

    The name of the Corporation is FAROUDJA, INC.

                                      ARTICLE II

    The registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at that address is Corporation Service Company.

                                     ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      ARTICLE IV

    The Corporation is authorized to issue two classes of stock, designated, respectively, Common Stock and Preferred Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, of which eighteen million (18,000,000) shares shall be Common Stock, par value $.001 per share, and two million (2,000,000) of which shall be Preferred Stock, par value $.001 per share, issuable in one or more series.

    The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

                                      ARTICLE V

    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board if there be one, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or by the President of the Corporation. Directors of the Corporation may be removed by stockholders only for cause and by the affirmative vote of the holders of sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                      ARTICLE VI

    All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty-six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                     ARTICLE VII

    To the fullest extent permitted by the General Corporation Law of the
State: of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation.

                                     ARTICLE VIII

    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of his\her fiduciary duty as a director. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                      ARTICLE IX

    The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article IX or Articles V, VI, VII or VIII of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors or to reduce the number of authorized shares of Common Stock and Preferred Stock Pursuant to Article IV.

                                      ARTICLE X

    The Corporation is to have perpetual existence.

                                      ARTICLE XI

    Election of directors of the Corporation need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

                                     ARTICLE XII

    The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the bylaws of the Corporation or by resolution of the Board of Directors.

3. The foregoing amendment and restatement of Certificate of Incorporation has been duly approved by the Board of Directors.


                                          3

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4.  The foregoing amendment and restatement of Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with
    Section 245 of the Delaware General Corporation Law. The total number of outstanding shares of the corporation was Eight Million Two Hundred
    Thousand (8,200,000) Common Stock; and the number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  January 2, 1997



                                                 /s/ Michael Moone
                                                 -----------------------------
                                                 MICHAEL MOONE, President


                                                 /s/ Yves Faroudja
                                                 -----------------------------
                                                 YVES FAROUDJA, Secretary


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